   As filed with the Securities and Exchange Commission on December 13, 1999

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           MTI TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                             95-3601802
 (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)

                            4905 EAST LA PALMA AVENUE
                            ANAHEIM, CALIFORNIA 92807
          (Address of Principal Executive Offices, Including Zip Code)

                            1996 STOCK INCENTIVE PLAN
                              (Full Title of Plans)

                                  DALE R. BOYD
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                           MTI TECHNOLOGY CORPORATION
                            4905 EAST LA PALMA AVENUE
                            ANAHEIM, CALIFORNIA 92807
                     (Name and Address of Agent For Service)

                                 (714) 970-0300
          (Telephone Number, Including Area Code, of Agent For Service)

               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                 Amount            Proposed Maximum       Proposed Maximum           Amount Of
  Title Of Securities             To Be             Offering Price       Aggregate Offering        Registration
    To Be Registered          Registered(1)          Per Share(2)             Price(2)                  Fee
---------------------------------------------------------------------------------------------------------------------
  Common Stock, $.001       2,000,000 shares            $26.813            $53,626,000.00           $14,157.26
  par value per share

=====================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on December 7, 1999.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

================================================================================

       Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-18501) relating to the 1996 Stock Incentive Plan of MTI Technology Corporation (the "Registrant"), and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed by the Registrant with the Commission are incorporated by reference herein:

       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 3, 1999, which includes audited financial statements for the Registrant's latest fiscal year.

       (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in
(a) above.

       (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed February 15, 1994 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS.

       4.4    1996 Stock Incentive Plan. Incorporated by reference to Exhibit
              10.29 of the Registrant's Quarterly Report on Form 10-Q for the period ended October 2, 1999.

       5.1    Opinion of Morrison & Foerster LLP

      23.1    Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

      23.2    Consent of KPMG LLP.

      24.1    Power of Attorney (See page II-3).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on November 29, 1999.

                                 MTI TECHNOLOGY CORPORATION


                                 By:  /s/ Dale R. Boyd
                                      ------------------------------------------
                                      Dale R. Boyd
                                      Senior Vice President, Finance and
                                      Administration and Chief Financial Officer


                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Edward
M. Pearlman and Dale R. Boyd, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signature                                      Title                                   Date
               ---------                                      -----                                   ----

     /s/ Earl M. Pearlman                            President, Chief Executive                November 29, 1999
-----------------------------------                  Officer and Director
     Earl M. Pearlman                                (principal executive officer)


     /s/ Dale R. Boyd                                Senior Vice President, Finance            November 29, 1999
-----------------------------------                  and Administration and Chief
     Dale R. Boyd                                    Financial Officer (principal
                                                     financial officer)

     /s/ Stephanie M. Braun                          Vice President, Corporate                 November 29, 1999
-----------------------------------                  Controller and Chief
     Stephanie M. Braun                              Accounting Officer (principal
                                                     accounting officer)



     /s/ Raymond J. Noorda                           Chairman of the Board                     November 29, 1999
-----------------------------------
     Raymond J. Noorda


     /s/ Val Kreidel                                 Director                                  November 29, 1999
-----------------------------------
     Val Kreidel


     /s/ Al Melrose                                  Director                                  November 29, 1999
-----------------------------------
     Al Melrose


     /s/ John Repp                                   Director                                  November 30, 1999
-----------------------------------
     John Repp

                                  EXHIBIT INDEX


EXHIBIT NUMBER                                       DESCRIPTION
--------------                                       -----------
     4.4             1996 Stock Incentive Plan. Incorporated by reference to Exhibit 10.29 of the Registrant's Quarterly Report on Form 10-Q for the period ended October
                     2, 1999.

     5.1             Opinion of Morrison & Foerster LLP.

    23.1             Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

    23.2             Consent of KPMG LLP.

    24.1             Power of Attorney (See signature page).